EXHIBIT 16.1

                               BDO SEIDMAN, LLP
                          Accountants and Consultants
                   NationsBank Tower at International Place
                                100 SE 2 Street
                                  Suite 2200
                             Miami, Florida 33131
                           Telephone (350) 381-8000
                               Fax (305)374-1135


                                                                 June 17, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:   Coventry Industries Corp. (the "Company")
                        File No. 000-22653

Ladies and Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 1, 1996 to be filed by our former client Coventry Industries Corp. We agree with the statements made in response to that
Item insofar as they relate of our firm.

                                                     Very truly yours,

                                                     BDO SEIDMAN, LLP
                                                     /s/ BDO Seidman, LLP